EXHIBIT 2(b)
                                  ------------


THIS PURCHASE AND SALE AGREEMENT IS NOT A PROSPECTUS AND ANY OFFERING OF THE SHARES OF COMMON STOCK OF THE SHAW GROUP INC. COVERED BY THIS AGREEMENT IS NOT A PUBLIC OFFERING. RECIPIENTS OF SUCH SHARES WILL NOT BE ENTITLED TO BRING A CAUSE OF ACTION FOR RESCISSION UNDER SECTION 12(2) OF THE SECURITIES ACT OF 1933 FOR AN UNTRUE STATEMENT OF A MATERIAL FACT OR FOR THE FAILURE TO STATE A MATERIAL FACT.














                           PURCHASE AND SALE AGREEMENT



                                      AMONG


                    THE MEMBERS OF FREEPORT PROPERTIES, L.C.,
                FREEPORT PROPERTIES, L.C., SAON PROPERTIES, INC.
                             AND THE SHAW GROUP INC.



                          Dated as of January 27, 1997

                                TABLE OF CONTENTS
                                -----------------
                          (Not a Part of the Agreement)

                                                                           Page
                                                                           ----

ARTICLE I  DEFINITIONS ...................................................   1

         SECTION 1.01.           Certain Defined Terms....................   1

ARTICLE II  AGREEMENT TO PURCHASE AND SELL, ETC...........................   7

         SECTION 2.01.           Agreement to Purchase and Sell, Etc......   7
         SECTION 2.02.           Purchase Price...........................   7
         SECTION 2.03.           Closing..................................   8
         SECTION 2.04.           Closing Deliveries by the Company .......   8
         SECTION 2.05.           Closing Deliveries by Acquisition and
                                 the Parent...............................   9
         SECTION 2.06.           Deposit .................................   9

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE
                  MEMBERS AND THE COMPANY.................................   9

SECTION 3.01.              Capacity of the Members........................   9
SECTION 3.02.              Reserved ......................................   9
SECTION 3.03.              Reserved ......................................  10
SECTION 3.04.              Organization, Ownership, Authority and
                           Qualification of the Company...................  10
SECTION 3.05.              Reserved.......................................  10
SECTION 3.06.              No Conflict....................................  10
SECTION 3.07.              Governmental Consents and Approvals............  11
SECTION 3.08.              Reserved ......................................  11
SECTION 3.09.              Certain Additional Representations.............  11
SECTION 3.10.              No Undisclosed Liabilities or Indebtedness.....  11
SECTION 3.11.              Reserved.......................................  11
SECTION 3.12.              Sole Asset and Activity .......................  11
SECTION 3.13.              Litigation.....................................  11
SECTION 3.14.              Reserved ......................................  11
SECTION 3.15.              Compliance with Laws...........................  11
SECTION 3.16.              Environmental and Other Permits and Licenses;
                           Related Matters................................  12
SECTION 3.17.              Material Contracts.............................  13
SECTION 3.18.              Reserved ......................................  13
SECTION 3.19.              Real Property..................................  13
SECTION 3.20.              Tangible Personal Property.....................  14
SECTION 3.21.              Title, Condition, Etc..........................  14
SECTION 3.22.              Reserved.......................................  14
SECTION 3.23.              Reserved.......................................  14

SECTION 3.24.              Employee Benefit Matters ......................  14
SECTION 3.25.              Labor Matters..................................  15
SECTION 3.26.              Reserved.......................................  15
SECTION 3.27.              Reserved.......................................  15
SECTION 3.28.              Reserved ......................................  15
SECTION 3.29.              Full Disclosure................................  15
SECTION 3.30.              Investment Purpose, Etc........................  15
SECTION 3.31.              Brokers........................................  16

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE
                  PARENT AND ACQUISITION..................................  17

SECTION 4.01.              Organization and Authority of the Parent and
                           Acquisition ...................................  17
SECTION 4.02.              No Conflict....................................  17
SECTION 4.03.              Governmental Consents and Approvals............  18
SECTION 4.04.              Litigation.....................................  18
SECTION 4.05.              Brokers........................................  18
SECTION 4.06.              Reports; Financial Statements .................  18

ARTICLE V  ADDITIONAL AGREEMENTS .........................................  19

SECTION 5.01               Conduct of Business After the Closing;
                           Liquidation ...................................  19
SECTION 5.02               Voting Rights Regarding the Parent's Common
                           Stock .........................................  19

ARTICLE VI  RESERVED......................................................  19

ARTICLE VII  TAX MATTERS .................................................  19

SECTION 7.01.              Representations, Warranties and Covenants .....  19
SECTION 7.02.              Form 8594 .....................................  20
SECTION 7.03.              Further Assurances; Continuing Cooperation.....  20
SECTION 7.04.              Reserved ......................................  20
SECTION 7.05.              Indemnity .....................................  20
SECTION 7.06.              Reserved ......................................  21
SECTION 7.07.              Reserved ......................................  21
SECTION 7.08.              Reserved.......................................  21
SECTION 7.09.              Reserved ......................................  21
SECTION 7.10.              Conveyance Taxes...............................  21

ARTICLE VIII  CONDITIONS TO CLOSING.......................................  21

SECTION 8.01.              Conditions to Obligations of the Members and
                           the Company....................................  21
SECTION 8.02.              Conditions to Obligations of the Parent and
                           Acquisition ...................................  23

ARTICLE IX  SURVIVAL AND INDEMNIFICATION..................................  25

SECTION 9.01.              Survival of Representations, Warranties and
                           Covenants......................................  25
SECTION 9.02.              Indemnification................................  25
SECTION 9.03.              Limits on Indemnification......................  30
SECTION 9.04               Security for Members' Agreement to Indemnify...  30

ARTICLE X  WAIVER                .........................................  31

SECTION 10.01.             Waiver.........................................  31

ARTICLE XI  GENERAL PROVISIONS............................................  31

SECTION 11.01.             Solidary Obligation of Members ................  31
SECTION 11.02.             Expenses.......................................  31
SECTION 11.03.             Notices........................................  31
SECTION 11.04.             Public Announcements...........................  33
SECTION 11.05.             Headings; Construction.........................  33
SECTION 11.06.             Severability...................................  33
SECTION 11.07.             Entire Agreement...............................  33
SECTION 11.08.             Assignment.....................................  33
SECTION 11.09.             Successors and Assigns.........................  33
SECTION 11.10.             Amendment......................................  34
SECTION 11.11.             Governing Law..................................  34
SECTION 11.12.             Counterparts...................................  34
SECTION 11.13.             Specific Performance...........................  34
SECTION 11.14.             Legal Advice ..................................  34
SECTION 11.15              Remedies Not Exclusive ........................  34



Exhibits

Exhibit A                     Description of Land
Exhibit 1.01                  Permitted Encumbrances
Exhibit 2.04(a)               Deed
Exhibit 2.04(b)               Bill of Sale
Exhibit 2.04(c)               Title Policy
Exhibit 2.05(b)               Assumption Agreement
Exhibit 3.04                  Members and Percentage Ownership of the Company
Exhibit 8.01(f)               Legal Opinion of Parent's Counsel
Exhibit 8.01(s)(1)            Registration Rights Agreement
Exhibit 8.02(f)               Legal Opinion of Company's Counsel

Exhibit 8.02(s)(2)            Representation Letter by the Members
Exhibit 8.02(l)               Escrow Agreement

         THIS PURCHASE AND SALE AGREEMENT, dated as of January 27, 1997, among the undersigned members of FREEPORT PROPERTIES, L.C. (collectively, the "Members"), FREEPORT PROPERTIES, L.C., a Utah limited liability company (the "Company"), THE SHAW GROUP INC., a Louisiana corporation (the "Parent"), and SAON PROPERTIES, INC., a Louisiana corporation ("Acquisition").

                                    RECITALS

          WHEREAS, the Members own all the membership interest of the Company;
and

          WHEREAS, the Parent owns all of the issued and outstanding shares of common stock, $0.01 par value, of Acquisition; and

         WHEREAS, the Parent desires to purchase from the Company, and the Company desires to sell to the Parent (with title to be conveyed directly from the Company to Acquisition or such other entity as designated by the Parent), upon the terms and subject to the conditions of this Agreement, that certain tract or parcel of land situated in Davis County, State of Utah, as further described in Exhibit "A" attached hereto and incorporated herein, together with all rights and interests appurtenant thereto (the "Land"), including all improvements, structures and fixtures located on the Land (the "Improvements") and all rights, titles, easements and interests appurtenant to the Land and Improvements (hereinafter the Land and Improvements are collectively called the "Freeport Real Property");

         WHEREAS, at or prior to the Closing, as hereinafter defined, the Parent will pay the Purchase Price directly to the Company as consideration for the purchase of the Freeport Real Property;

         WHEREAS, at or prior to the Closing, the Parent will direct the Company to convey the Freeport Real Property directly to Acquisition (or such other entity as designated by the Parent) as if the Parent had acquired the Freeport Real Property (and any liabilities assumed or to which the Freeport Real Property is subject) directly from the Company in a transaction in which the Parent's basis in the Freeport Real Property is determined under Section 1012 of the Code, as hereinafter defined, and the Parent then had transferred the Freeport Real Property (and liabilities) to Acquisition in a transaction in which the Parent's basis in the Freeport Real Property is adjusted under Section 358 of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Members, the Company, Acquisition and the Parent hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" has the meaning specified in the preamble of this Agreement.

         "Acquisition Documents" has the meaning specified in Section 9.01.

         "Action"  means  any  claim,   action,  suit,   arbitration,   inquiry,
proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Agreement" or "this Agreement" means this Purchase and Sale Agreement, dated as of the date set forth in the preamble to this Agreement, among the Members, the Company, Acquisition and the Parent (including the Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 11.10.

         "Assumption Agreement" has the meaning specified in Section 2.05(b).

         "Bill of Sale" has the meaning specified in Section 2.04(b).

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of Louisiana or in the State of Utah.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.

         "Claim Notice" has the meaning specified in Section 9.02.

         "Closing" has the meaning specified in Section 2.03.

         "Closing Date" has the meaning specified in Section 2.03.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Company" has the meaning specified in the preamble to this Agreement.

         "Company's Counsel" means LeBoeuf, Lamb, Greene & MacRae L.L.P., legal counsel to the Company and two of the Members, Bradford J. Brower and Greg R. Cowley, in connection with this Agreement and the transactions contemplated hereby.

         "Control" (including, without limitation, the terms "controls", "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Deed" has the meaning specified in Section 2.04(a).

         "Encumbrance" or "Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, settlements, consent orders or consent agreements by any Person relating in any way to any Environmental Law, Environmental
Permits or Hazardous Materials, or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" means any Law, now in effect, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment, relating to or addressing the environment, health, safety or Hazardous Materials, including without limitation any Occupational Safety and Health Law.

         "Environmental Lien" means a lien in favor of any Governmental Authority for any (a) liability under any Environmental Law, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release of a Hazardous Material.

         "Environmental Permits" means all Permits required under any applicable Environmental Law.

         "ERISA" has the meaning specified in Section 3.24.

         "Escrow Agreement" means the agreement referred to in Section 8.02.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Freeport Mortgage Loan" has the meaning specified in Section 2.02.

         "Freeport Real Property" has the meaning specified in the Recitals to this Agreement.

         "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

         "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" or "Governmental Orders" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under any Environmental Law.

         "Improvements" has the meaning specified in the Recitals to this Agreement.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including, without limitation, any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" has the meaning specified in Section 9.02.

         "Indemnifying Party" has the meaning specified in Section 9.02.

         "Indemnity Notice" has the meaning specified in Section 9.02.

         "IRS" means the Internal Revenue Service of the United States.

         "Land" has the meaning specified in the Recitals to this Agreement.

         "Law" or "Laws" means any United States federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, Permit, other legal requirement or rule of law.

         "Lease" means any and all leases, subleases, sale/leaseback agreements or similar arrangements, whether or not capitalized.

         "Leased Real Property" means the real property leased by the Company, as tenant, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Losses" has the meaning specified in Section 9.02.

         "Material Contracts" has the meaning specified in Section 3.17.

         "Members" has the meaning specified in the preamble to this Agreement.

         "Merger Agreement" means that certain Plan and Agreement of Merger by and among NAPTech, Inc., the shareholders of NAPTech, Inc., the Parent and SAON, Inc. dated as of August 5, 1996 as heretofore or hereafter amended, supplemented or modified.

         "NAPTech Lease" has the meaning specified in Section 3.19(c).

         "Notice Period" has the meaning specified in Section 9.02.

         "Occupational Safety and Health Law" means any law, rule or regulation designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any mandatory program designed to provide safe and healthful working conditions.

         "Owned Real Property" means the real property owned by the Company prior to the Closing, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Parent" has the meaning specified in the preamble to this Agreement.

         "Parent SEC Reports" has the meaning specified in Section 4.06.

         "Parent's Common Stock" means the common stock, no par value, of the Parent.

         "Parent's Counsel" means Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation) and Fulbright & Jaworski L.L.P., legal counsel to the Parent and Acquisition in connection with this Agreement and the transactions contemplated hereby.

         "Permits" has the meaning specified in Section 3.16.

         "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of $10,000 in the aggregate; and (b) the Encumbrances identified on Exhibit 1.01.

         "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

         "Plans" has the meaning specified in Section 3.24.

         "Purchase Price" has the meaning specified in Section 2.02.

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Regulations"  means  the  Treasury  Regulations  (including,   without
limitation, Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "Release" means the release or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Hazardous Material.

         "Returns" has the meaning specified in Section 7.01.

         "SEC" means the Securities and Exchange Commission.

         "Securities" has the meaning specified in Section 2(11) of the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "subsidiaries" means any and all other corporations, partnerships, joint ventures, limited liability companies, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, premiums, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

         "Tax Returns" has the meaning specified in Section 7.01.

         "Third Party Claim" has the meaning specified in Section 9.02.

         "Title Policy" has the meaning specified in Section 2.04(c).

                                   ARTICLE II

                      AGREEMENT TO PURCHASE AND SELL, ETC.

         SECTION 2.01 Agreement to Purchase and Sell, Etc. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell, convey and assign to Acquisition (in accordance with the Parent's direction), with full warranty of title except for Permitted Encumbrances, and the Parent (with full warranty of title to be conveyed directly to Acquisition) hereby agrees to purchase and accept from the Company, in exchange for and in consideration of the Purchase Price as set forth in Section 2.02, the Freeport Real Property.

         SECTION 2.02 Purchase Price. (a) The aggregate purchase price (the "Purchase Price") for the Freeport Real Property shall be (i) 83,333 unregistered shares of the Parent's Common Stock and (ii) assumption by the Parent and Acquisition, as applicable, of that certain mortgage loan of the Company to Research Industries secured by a first mortgage on the Freeport Real Property having a present outstanding principal balance of $1,809,066 bearing interest at 8 1/2% per annum, and being payable in monthly installments with a due date of January 1, 2000 (the "Freeport Mortgage Loan"). The value of the unregistered shares of the Parent's Common Stock for purposes of this Agreement shall be $24.00 per share. In addition, the Parent and Acquisition estimate that the acquisition costs including engineering, legal, accounting, title, and other appropriate costs (including stock registration) shall be $125,000.

         (b) The Purchase Price plus the acquisition costs for the Freeport Real Property shall be allocated as follows:


                Purchase Price      Acquisition Costs           Total Cost
Land               $560,000              $18,375                 $578,375
Improvements     $3,249,058             $106,625               $3,355,683
                 $3,809,058             $125,000               $3,934,058

     The value of the Freeport Real Property shall be that as described above plus any additional consideration paid or liabilities assumed on the Closing Date. The allocation of the Purchase Price plus the acquisition costs shall be based on such determinations found reasonable by the Parent, the Company and Acquisition, and subdivided in accordance with the principles set forth in Treas. Reg. ss. 1.1060-1T. Because the Purchase Price (plus any additional assumed liabilities on the Closing Date and any additional consideration) does not exceed the fair market value of the Freeport Real Property, no amount will be allocated to goodwill.

         SECTION 2.03 Closing. Upon the terms and subject to the conditions of this Agreement, the purchase and sale of the Freeport Real Property contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge, Louisiana, at 10:00 A.M. Baton Rouge time on the same day as the closing under the Merger Agreement, following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in
Article 8, or at such other place or at such other time or on such other date as the Company and the Parent may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

         SECTION 2.04 Closing Deliveries by the Company. At the Closing, the Company shall, at the Parent's discretion, deliver or cause to be delivered to
Acquisition:

         (a) A general warranty deed (the "Deed") in the form of Exhibit 2.04(a) duly executed by the Company;

         (b) A bill of sale (the "Bill of Sale") in the form of Exhibit 2.04(b) duly executed by the Company;

         (c) A title insurance policy (the "Title Policy") issued by Lawyers Title Insurance Corporation in the amount of $9,155 in the form of Exhibit 2.04(c), the cost of which shall be paid by the Company;

         (d) A receipt from the Company for the stock certificates evidencing the number of unregistered shares of the Parent's Common Stock as provided in
Section 2.02 above; and

         (e) the opinions, certificates and other documents required to be delivered pursuant hereto.

         SECTION 2.05 Closing Deliveries by Acquisition and the Parent. At the Closing, Acquisition and the Parent, as applicable, shall deliver to the
Company: (a) the stock certificates evidencing the number of unregistered shares of the Parent's Common Stock as provided in Section 2.02 above; (b) an agreement assuming the Freeport Mortgage Loan in the form of Exhibit 2.05(b) (the "Assumption Agreement"), and (c) the opinions, certificates and other documents required to be delivered pursuant hereto.

         SECTION 2.06 Deposit. At the Closing, the Company shall return to NAPTech, Inc. the deposit in the amount of $23,200 previously remitted by NAPTech, Inc. to the Company pursuant to the NAPTech Lease.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                             MEMBERS AND THE COMPANY

         Subject to the terms and conditions of this Agreement, each of the Members and the Company hereby represents and warrants to the Parent and Acquisition as of the date hereof, as set forth in Sections 3.01 through 3.31, as follows:

         SECTION 3.01. Capacity of the Members. The Members are individuals with full legal capacity to enter into this Agreement, to carry out the Members' obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Members, and this Agreement constitutes a legal, valid and binding obligation of the Members enforceable against the Members in accordance with its terms, except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium or similar laws affecting rights of creditors generally or by general principles of equity.

         SECTION 3.02.  Reserved.

         SECTION 3.03.  Reserved.

         SECTION 3.04. Organization, Ownership, Authority and Qualification of the Company.


         (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to conduct its business. The Company is duly licensed or qualified to do business and is in good standing in the State of Utah which is the only jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. All of the foregoing registrations, licenses, and qualifications are in full force and effect and the Company has not received any notice of any event, inquiry, investigation or proceeding that could result in the suspension, revocation or limitation of any such registration, license, qualification or membership, and to the best knowledge of the Members and the Company, there is no sustainable basis for any such suspension, revocation or limitation.

         (b) All of the membership interests of the Company are owned by the Members, and all membership interests of the Company are validly issued, fully paid and nonassessable. The percentage membership interests of each Member in the Company is set forth on Exhibit 3.04.

         (c) All actions taken by the Company have been duly authorized or ratified and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of, its articles of organization or operating agreement. Complete and accurate copies of the articles of organization and operating agreement, in each case as in effect on the date hereof, of the Company have been delivered by the Members and the Company to the Parent.

         SECTION 3.05.  Reserved.

         SECTION 3.06. No Conflict. The execution, delivery and performance of this Agreement by the Members and the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the articles of organization or operating agreement of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Members, the Company, or any of their respective assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Members or the Company, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Members or the Company is a party or by which any of such assets or properties is bound or affected.

         SECTION 3.07. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any other third party.

         SECTION 3.08.  Reserved.

         SECTION 3.09.  Certain Additional Representations.

         (a) The Company and each of the Members represent and warrant that none of them has any affiliation with Freeport Center Associates.

         SECTION 3.10.  No Undisclosed Liabilities or Indebtedness.

         (a) There are no Liabilities or Indebtedness of the Company, and no Liabilities or Indebtedness encumbering the Freeport Real Property other than the Freeport Mortgage Loan and the Permitted Encumbrances

         SECTION 3.11.  Reserved.

         SECTION 3.12. Sole Asset and Activity. Since its formation, the sole asset owned by the Company has been the Freeport Real Property and the sole activity of the Company has been the ownership of the Freeport Real Property and the leasing thereof to NAPTech, Inc., a Delaware corporation.


         SECTION 3.13. Litigation. There are no Actions (i) by or against the Company, (ii) by or against the Members relating to the business of the Company, or (iii) affecting the Freeport Real Property, pending before any Governmental Authority (or, to the best knowledge of the Members and the Company, threatened to be brought by or before any Governmental Authority). None of (i) the Company,
(ii) the Freeport Real Property or (iii) the Members (with respect to the business of the Company) is subject to any Governmental Order (nor, to the best knowledge of the Members and the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

         SECTION 3.14.  Reserved.

         SECTION 3.15. Compliance with Laws. The Company has conducted and continues to conduct the ownership and operation of the Freeport Real Property in accordance with all material Laws and Governmental Orders applicable to the Company and the Freeport Real Property, and neither the Company nor the ownership and operation of the Freeport Real Property is in violation of any such Law or Governmental Order. The Company has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied.

         SECTION 3.16. Environmental and Other Permits and Licenses; Related Matters.
         (a) The Members and the Company currently hold all the permits, licenses, authorizations, certificates, consents, exemptions and approvals required under any Law (collectively, "Permits"), including, without limitation, Environmental Permits, necessary for the ownership, use, occupancy and operation of the Freeport Real Property, and all such Permits are in full force and effect.

         (b) (i) Each tenant and occupant of the Freeport Real Property holds all Permits, including, without limitation, Environmental Permits, necessary for the use, occupancy and operation of the Freeport Real Property by such tenant or occupant, and all such Permits are in full force and effect; (ii) there is no existing practice, action or activity of any tenant or occupant of the Freeport Real Property which will give rise to any criminal liability or civil Liability under, or violate or prevent compliance with, any applicable material Law, including, without limitation, any applicable Environmental Law; (iii) no tenant or occupant of the Freeport Real Property has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law, including, without limitation, any applicable Environmental Law; (iv) each tenant and occupant of the Freeport Real Property is in all respects in compliance with its Permits, including, without limitation, Environmental Permits; (v) there is no existing practice, action or activity of the Company or the Members (relating to the business of the Company) which has given or will give rise to any unresolved criminal liability or civil Liability under, or violate or prevent compliance with, any applicable Law, including, without limitation,any applicable Environmental Law; (vi) neither the Members nor the Company has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit; and (vii) the Company is in all respects in compliance with the Permits, including, without limitation, Environmental Permits. Section 3.16(a) of the Disclosure Schedule to the Merger Agreement completely and accurately identifies all Permits, including, without limitation, Environmental Permits and indicates by asterisk those that will require the consent of any Governmental Authority in the event of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

         (c) (i) None of the Company nor the Members (with respect to the business of the Company) has violated or is violating any applicable Environmental Law; (ii) no tenant or occupant of the Freeport Real Property is violating any applicable Environmental Law in connection with the ownership, use, occupancy or operation of the Freeport Real Property; (iii) there has been no Release of Hazardous Materials at, to, from, or under the Freeport Real Property except (x) Releases which individually or collectively do not exceed the applicable reportable quantity established pursuant to CERCLA, or (y) Releases of petroleum or its derivatives which individually or collectively do not exceed ten gallons; (iv) none of the Company nor the Members (with respect to the business of the Company) has generated, transported or arranged for the transport of, or disposed of any Hazardous Materials at any location, other than amounts and types of Hazardous Materials normally present in ordinary office trash or household waste; (v) no tenant or occupant of the Freeport Real Property has generated at such Freeport Real Property any Hazardous Material, other than amounts and types of Hazardous Materials normally present in ordinary office trash or household waste other than the transportation set forth in
Section 3.16 of the Disclosure Schedule to the Merger Agreement; (vi) none of the Company nor the Members (with respect to the business of the Company) has any Liabilities in connection with the Release of any Hazardous Material at any location; (vii) there is not present at any of the Freeport Real Property any underground storage tanks or sumps, asbestos, or polychlorinated biphenyls; (viii) no Environmental Lien has attached to any of the Freeport Real Property; and (ix) there are no unresolved past, pending or threatened Environmental Claims against the Company or the Members, nor are there any circumstances that may form the basis of any such Environmental Claim.

         SECTION 3.17. Material Contracts. (a) The Company is not a party to any contract or agreement, and the Freeport Real Property is not subject to any contract, agreement, lease or mortgage other than the following (collectively, the "Material Contracts"):

                  (i)      the Freeport Mortgage Loan; and

                  (ii)     the NAPTech Lease.

         (b) Each Material Contract is legal, valid, binding, enforceable and in full force and effect, and will not cease to be in full force and effect on terms identical to those currently in effect following the consummation of the transactions contemplated by this Agreement, except, in either case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors, of creditors generally or by general principles of equity, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Material Contract. The Company is not in breach of, or default under, any Material Contract.

         (c) To the best knowledge of the Members and the Company, no other party to any Material Contract is in breach thereof or default thereunder.

         (d) There is no contract, agreement or other arrangement granting any Person any right to purchase the Freeport Real Property other than this Agreement.

         (e) Complete and accurate copies of each of the Material Contracts have previously been furnished by the Members and the Company to the Parent.

         SECTION 3.18.  Reserved.

         SECTION 3.19. Real Property. (a) The only Owned Real Property, as of the date hereof and at all times prior hereto, is the Freeport Real Property.

         (b) There is, as of the date hereof, and was, at all times prior hereto, no Leased Real Property.

         (c) The Members have, or have caused to be, delivered to the Parent a complete and accurate copy of the following Lease which is the only Lease now or previously relating to the Freeport Real Property to which the Company is or was a party (the "NAPTech Lease"): The Lease dated February 23, 1993, by and between the Company and NAPTech, Inc. with respect to the Freeport Real Property.

         (d) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of the Members and the Company, threatened against the Freeport Real Property.

         (e) Pursuant to Article II of the NAPTech Lease, the term thereof terminated on February 28, 1996, but pursuant to Article III, Section 16, the Company has agreed to permit NAPTech to holdover, on a month-to-month basis, at an agreed upon monthly rental of $35,000 per month. Since March 1, 1996, the actual monthly rental received by the Company pursuant to the NAPTech Lease has been $35,000 per month.

         SECTION 3.20. Tangible Personal Property. The Company owns no equipment, inventory, supplies, furniture, personalty, vehicles or other tangible personal property (the "Tangible Personal Property"), other than any Tangible Personal Property being transferred hereby.

         SECTION 3.21. Title, Condition, Etc. (a) The Company has good and marketable title to the Freeport Real Property, free and clear of all
Encumbrances, except for Permitted Encumbrances. All buildings, plants, structures and fixtures comprising the Improvements lie wholly within the boundaries of the Land owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

         (b) All the buildings, plants, structures, fixtures and equipment comprising the Improvements are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, fixtures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         SECTION 3.22.  Reserved.

         SECTION 3.23.  Reserved.

         SECTION 3.24. Employee Benefit Matters. The Company has, and previously has had, no (i) employee welfare benefit and employee pension benefit plans as defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, any (1) plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and (2) other employee benefit agreements or arrangements, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, vacation policies, or other similar plans, agreements and arrangements for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Company or (ii) plan in respect of which the

Company could reasonably be expected to incur liability under Section 4212(c) of ERISA (collectively, the "Plans").

         SECTION 3.25. Labor Matters. The Company has, and previously has had, no employees.

         SECTION 3.26.  Reserved.

         SECTION 3.27.  Reserved.

         SECTION 3.28.  Reserved.

         SECTION 3.29. Full Disclosure. (a) There are no facts pertaining to the Company or the Freeport Real Property that are reasonably likely to have a material adverse effect that have not been disclosed in this Agreement.

         (b) No representation or warranty of the Members in this Agreement, nor any certificate furnished or to be furnished by the Members to the Parent pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         SECTION 3.30.  Investment Purpose; Etc.

         (a) The Company hereby confirms that the Parent's Common Stock which it will receive under this Agreement will be acquired for investment for the Company's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Company has no present intention of selling, granting any participation in or otherwise distributing the Parent's Common Stock. By executing this Agreement, the Company further represents that it has no present intention of selling, granting any participation in or otherwise distributing the same in a manner contrary to the Securities Act or applicable state law.

         (b) The Company understands that the shares of the Parent's Common Stock that it will receive under this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such shares of the Parent's Common Stock may be resold without registration under the Securities Act only in certain limited circumstances and in accordance with the terms and conditions set forth in the legend described in Section 3.30(c). In this connection, the Company represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (c) To the extent applicable, each certificate evidencing any of the shares of the Parent's Common Stock issued to the Company shall be endorsed with a legend in substantially the form set forth below, and the Company covenants that, except to the extent such restrictions are waived by the Parent, the Company shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (ii) THIS CORPORATION RECEIVES AN OPINION SATISFACTORY TO THIS CORPORATION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES ACCEPTABLE TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 27, 1997 (THE "REGISTRATION AGREEMENT") AMONG SHAW AND FREEPORT PROPERTIES, L.C. A COPY OF THE REGISTRATION AGREEMENT IS FILED WITH THE SECRETARY OF SHAW. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE REGISTRATION AGREEMENT.

         (d) Each of the Members and the Company is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

         (e) None of the Company, the Members or their Affiliates have purchased or sold any shares of Parent's Common Stock since February 1, 1996.

         SECTION 3.31. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement from the Company or the Members based upon arrangements made by or on behalf of the Members or the Company.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND ACQUISITION

         Each of the Parent and Acquisition hereby represents and warrants to the Members and the Company as follows:

         SECTION 4.01. Organization and Authority of the Parent and Acquisition. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Upon the approval of this Agreement by the Board of Directors of the Parent, the execution and delivery of this Agreement by the Parent and Acquisition, the performance by the Parent and Acquisition of their respective obligations hereunder and the consummation by the Parent and Acquisition of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Parent. This Agreement has been duly executed and delivered by the Parent and Acquisition, and (assuming due authorization, execution and delivery by the Company and the Members) upon receipt of the necessary approvals by Governmental Authorities, this Agreement will constitute a legal, valid and binding obligation of the Parent and Acquisition enforceable against the Parent and Acquisition in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors or by general principles of equity.

         SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Members or Acquisition, the execution, delivery and performance of this Agreement by the Parent and Acquisition does not and will not (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws of the Parent or Acquisition, (b) conflict with or violate any Law or Governmental Order applicable to the Parent or Acquisition which would have a material adverse effect on the ability of the Parent or Purchaser to consummate the transactions contemplated by this Agreement or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Parent or Acquisition pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Parent or Acquisition is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Parent or Acquisition to consummate the transactions contemplated by this Agreement. The Parent's Common Stock to be issued pursuant to Section 2.02 will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Parent and Acquisition do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority or any other third party.

         SECTION 4.04. Litigation. Except as disclosed in a writing given to the Members by the Parent prior to the execution of this Agreement, no claim, action, proceeding or investigation is pending or, to the best knowledge of the Parent and Acquisition after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect the Parent's or Acquisition's ability to consummate, or which could otherwise affect the legality, validity or enforceability of, the transactions contemplated by this Agreement.

         SECTION 4.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

         SECTION 4.06.  Reports; Financial Statements.

         (a) Copies of all reports, registration statements and other filings, together with any amendments thereto, filed by the Parent with the Securities and Exchange Commission (the "SEC") since December 8, 1993 through the date of this Agreement (the "Parent SEC Reports"), have been heretofore delivered to the Company and the Members by the Parent. As of the respective dates of their filing with the SEC, the Parent SEC Reports complied, and all such reports, registration statements and other filings to be filed by the Parent with the SEC prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

         (b) The consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports and in any such reports, registration statements and other filings to be filed by the Parent with the SEC prior to the Closing Date (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

         (c) Since May 31, 1996, to the date hereof, there has been no material adverse event relating to the Parent and its subsidiaries taken as a whole and no material adverse change in the financial position or results of operations of the Parent and its subsidiaries taken as a whole which, in either case, (i) require a public disclosure or filing by the Parent with the SEC or (ii) will be required to be included in a Parent SEC Report which report includes the period from May 31, 1996, to the date hereof.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Conduct of Business After the Closing; Liquidation. The Company and the Members hereby covenant and agree that (i) following the Closing, the sole business activity of the Company shall be the ownership of the Parent's Common Stock, and (ii) no later than twelve months following the Closing Date, the Company shall be liquidated and dissolved and the assets of the Company distributed to the Members in accordance with their respective membership interests.

         SECTION 5.02. Voting Rights Regarding the Parent's Common Stock. The Company and the Members hereby covenant and agree that the Operating Agreement of the Company shall be amended to provide that the Members shall have the right to vote the number of shares of the Parent's Common Stock received by the Company pursuant to this Agreement in proportion to their membership interests in the Company. The Company and the Members covenant and agree to comply with such amendment, which amendment to the Operating Agreement of the Company may not be amended, changed, waived or repealed, directly or indirectly.


                                   ARTICLE VI

                                    RESERVED


                                   ARTICLE VII
                                   TAX MATTERS
         SECTION 7.01. Representations, Warranties and Covenants.

         Each of the Members and the Company hereby represents and warrants, as of the date hereof and as of the Closing Date, as follows:

                  (i) (A) all returns and reports in respect of Taxes ("Tax Returns" or "Returns") required to be filed as of the date of this Agreement with respect to the Company and the Freeport Real Property have been timely filed; (B) all Taxes shown to be payable on such Returns and all assessments of Tax made against the Company or the Freeport Real Property with respect to such Returns have been paid; (C) all such Returns are true, correct, and complete in all material respects; and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of the Members and the Company, no basis exists for any such adjustment;

                  (ii) there is no pending or, to the best knowledge of the Members and the Company, threatened actions or proceedings for the assessment or collection of Taxes against the Company or the Freeport Real Property;

                  (iii)    Reserved.

                  (iv) there are no Tax liens on any assets of the Company except liens for Taxes that are not yet due and payable;

         SECTION 7.02. Form 8594. Because Section 1060(e) of the Code, which is applicable to stock transfers, such as the transactions contemplated by the Merger Agreement, does not currently require the completing and filing of Form 8594, the Parent, Acquisition and the Company do not intend to file Form 8594, but they acknowledge that Form 8594 may be required to be filed by them. The Parent, Acquisition and the Company hereby agree that Form 8594, should it be required, shall be completed and filed by both of them using the information described in Section 2.02(b). Further, the Parent, Acquisition and the Company agree to cooperate with each other should there be supplemental information or supplemental filings required.

         SECTION 7.03. Further Assurances; Continuing Cooperation. The Parent, Acquisition and the Company agree that from time to time hereafter and without further consideration, they will execute and deliver such additional or further certificates, agreements or instruments of conveyance, assignment and transfer, and take such other actions as may reasonably be requested by any other party, as may be necessary or appropriate to fully carry out their obligations hereunder or the purpose of this Agreement. In furtherance thereof, each of the Parent, Acquisition and the Company shall cooperate with the other party with respect to, and shall make available to the other party on a reasonably timely basis such tax data and other information as may be reasonably required for, the preparation of any Tax Returns required to be prepared and filed with respect to the Freeport Real Property or the Company, and for the conduct of any audits or litigation with respect to Taxes of the Company or for the proper payment of any Taxes for which such party is responsible under the Agreement.

         SECTION 7.04. Reserved.

         SECTION 7.05. Indemnity. The Members agree to indemnify and hold the Parent and Acquisition harmless against any breach of a covenant contained in this Article VII and the following Taxes: (i) Taxes imposed on the Company or any one or more Members and (ii) Taxes imposed on the Freeport Real Property for any period on or prior to the Closing.

         SECTION 7.06. Reserved.

         SECTION 7.07. Reserved.

         SECTION 7.08. Reserved.

         SECTION 7.09. Reserved.

         SECTION 7.10. Conveyance Taxes. Any real property transfer or gains, sales, use, transfer, value added, stock transfer, stamp, recording, registration, and any similar Tax or fee that becomes payable in connection with any and all of the transactions contemplated by this Agreement shall be paid by the Members who shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Each party hereto shall execute and deliver all instruments and certificates necessary to enable the other to comply with the foregoing.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to Obligations of the Members and the Company. The respective obligations of the Members and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Parent and Acquisition contained in this Agreement shall have been true and correct as of the date they were deemed to have been made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, except for such changes as are permitted or contemplated by this Agreement, and other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Parent and Acquisition on or before the Closing shall have been complied with. The Members shall have received a certificate from the Parent to such effect signed by duly authorized representatives thereof and dated as of the Closing Date;

         (b)      Reserved.

         (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Members, the Company, Acquisition or the Parent, seeking to restrain or adversely alter the transactions contemplated by this Agreement or which is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 8.01(c) shall not apply if the Members or the Company has directly or indirectly solicited or encouraged any such Action;

         (d) Resolutions. The Members shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Parent and Acquisition of the resolutions duly and validly adopted by the Board of Directors of the Parent and the sole shareholder and the Board of Directors of Acquisition evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by the Parent as contemplated hereby and the consummation of the transactions contemplated hereby;

         (e) Incumbency Certificate. The Members shall have received a certificate of the Secretary or an Assistant Secretary of the Parent and Acquisition certifying the names and signatures of the officers of the Parent and Acquisition authorized to sign this Agreement and theother documents to be delivered hereunder;

         (f) Legal Opinion. The Members shall have received from Parent's Counsel a legal opinion, addressed to the Members and dated the Closing Date, substantially in the form of Exhibit 8.01(f);

         (g) Merger. The merger pursuant to the Merger Agreement shall have been consummated.

         (h) Related Agreements. The Registration Rights Agreement, in the form of Exhibit 8.01(h)(1) shall have been duly executed and delivered by the parties thereto; and

         (i) Organizational Documents. The Members shall have received a copy of
(i) the Articles of Incorporation, as amended, of the Parent and of the Acquisition, certified by the Louisiana Secretary of State, as of a date not earlier than 10 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Parent, dated as of the Closing Date, stating that no amendments have been made to such Articles of Incorporation since such date and (ii) the By-Laws of the Parent and of Acquisition, as amended, certified by the Secretary or Assistant Secretary of the Parent.

         (j)      Reserved.

         (k) No Material Adverse Event. Since May 31, 1996, to the Closing Date, there has been no material adverse event relating to the Parent and its subsidiaries taken as a whole and no material adverse change in the financial position or results of operations of the Parent and its subsidiaries taken as a whole which, in either case, (i) require a public disclosure or filing by the Parent with the SEC or (ii) will be required to be included in a Parent SEC Report which report includes the period from May 31, 1996, to the Closing Date.

         (l) Freeport Mortgage Loan. The Freeport Mortgage Loan has been paid in full by the Parent or Acquisition.

         (m)      Reserved.

         (n)      Reserved.

         SECTION 8.02. Conditions to Obligations of the Parent and Acquisition. The respective obligations of the Parent and Acquisition to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived by the Parent in writing, and the Company and the Members shall use their best efforts to cause such conditions to be fulfilled; provided, however, Parent's election to proceed with the Closing of the transactions contemplated herein shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Parent or Purchaser or existing on the Closing Date. For purposes of determining whether a breach of a representation or warranty has occurred, and determining the amount of damage suffered by the Parent or Acquisition or their Affiliates as a result thereof for purposes of
Section 9.02 hereof, the Members and the Company shall be deemed to have made the agreements contained in this Agreement and the representations and warranties set forth in Article III on the Closing Date as if they were made on such date:

         (a) Representations, Warranties and Covenants. The representations and warranties of the Members and the Company contained in this Agreement shall have been true and correct as of the date as of which they were deemed to have been made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing except for such changes as are permitted or contemplated by this Agreement, other than such representations and warranties as are made as of another date. The covenants and agreements contained in this Agreement to be complied with by the Members and the Company on or before the Closing shall have been complied with. The Parent shall have received a certificate from the Members to such effect dated as of the Closing Date;

         (b)      Reserved.

         (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against any of the Members, the Company, Acquisition or the Parent, seeking to restrain or adversely alter the transactions contemplated hereby or which is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a material adverse effect; provided, however, that the provisions of this Section 8.02(c) shall not apply if the Parent or Acquisition has directly or indirectly solicited or encouraged any such Action;

         (d) Merger. The merger pursuant to the Merger Agreement shall have been consummated.

         (e)      Reserved.

         (f) Legal Opinions. The Parent and Acquisition shall have received from Company's Counsel a legal opinion, addressed to the Parent and Acquisition and dated the Closing Date, substantially in the form of Exhibit 8.02(f);

         (g)      Reserved.

         (h)      Reserved.

         (i) Organizational  Documents. The Parent shall have received a copy of
(i) the Articles of Organization of the Company, certified by the Secretary of State of the State of its organization, as of a date not earlier than 10 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of such entity, dated as of the

Closing Date, stating that no amendments have been made to such Articles of Organization since such date and (ii) the Operating Agreement of the Company, as amended, certified by the Secretary or Assistant Secretary of such entity;

         (j) Amendment to Operating Agreement. The Operating Agreement of the Company shall have been amended in accordance with Section 5.02 of this Agreement.

         (k) Good Standing; Qualification to Do Business. The Parent shall have received good standing certificates, certificates of compliance, or certificates of existence, as applicable, for the Company from the secretary of state, or the other applicable Governmental Authority, of the jurisdiction in which such entity is organized.

         (l) Escrow Agreement. The Members shall have executed and delivered the Escrow Agreement substantially in the form of Exhibit 8.02(l) and made the transfer to the escrow agreement as contemplated thereby;

         (m) Resolutions. The Parent shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company resolutions duly and validly adopted by the Members of the Company evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by the Company as contemplated hereby and the consummation of the transactions contemplated hereby;

         (n)      Reserved.

         (o)      Reserved.

         (p)      Reserved.

         (q)      Reserved.

         (r)      Reserved.

         (s) Related Agreements. The Registration Rights Agreement and Representation Letter by the Members in the respective forms of Exhibit 8.01(s)
(1) and Exhibit 8.02(s)(2), respectively, shall have been duly executed and delivered by the parties thereto; and

         (t)      Reserved.

         (u)      Reserved.

         (v)      Reserved.

         (w)      Reserved.

         (x)      Reserved.

         (y)      Reserved.

                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

         SECTION 9.01.  Survival of  Representations,  Warranties and Covenants.
(a) The representations and warranties of the Members contained in this Agreement, the Exhibits to this Agreement and any certificate, statement or report or other document delivered pursuant to this Agreement (collectively, the "Acquisition Documents"), shall survive the Closing until the first anniversary of the Closing Date, or such earlier time as agreed to by the Parent. All covenants of the Members shall survive the Closing until the first anniversary of the Closing Date, or as otherwise specifically set forth herein. Neither the period of survival nor the liability of the Members or the Parent with respect to the Members' or the Parent's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Parent or the Members, as the case may be. If written notice of a claim has been properly given in the manner required by Section 9.02(d) prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

         (b) The representations and warranties of the Parent contained in the Acquisition Documents shall survive the Closing until the first anniversary of the Closing Date. All covenants of the Parent shall survive the Closing until the first anniversary of the Closing Date or as otherwise specifically set forth herein. If written notice of a claim has been properly given in the manner required by Section 9.02(d) prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

         SECTION 9.02. Indemnification. (a) The Parent, Acquisition and the Parent's other Affiliates, and each of their officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Members and the Company for any and all Liabilities, losses, damages, claims, reasonable costs and expenses, interest, awards, judgments, damages (including punitive damages), fines, fees and penalties (including, without limitation, attorneys', experts and consultants' fees and expenses) (collectively, "Losses") actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them), arising out of or resulting from:

                  (i) the inaccuracy of any representation or warranty made by the Members or the Company contained in any of the Acquisition Documents;

                  (ii) the breach of any covenant or agreement by the Members or the Company contained in the Acquisition Documents;

                  (iii)    as expressly provided by Article VII hereof; and

                  (iv) liabilities of the Company, any Affiliate of the Company, or, with respect to the Freeport Real Property, the Members, arising out of or relating to events occurring or circumstances or conditions existing at or prior to the Closing under any Environmental Law or involving Hazardous Materials in connection with the current or former assets and operations of the Company, or any former business conducted by the Company or any current or former subsidiary or Affiliate, including, without limitation, any business or activity conducted on or in the Freeport Real Property prior to the Closing; and

                  (v) liabilities of the Company, any Affiliate of the Company, or, with respect to the Freeport Real Property, the Members, arising out of or relating to products sold or services rendered at or prior to the Closing in connection with the current or former operations of the Company, or any former business conducted by the Company or any current or former subsidiary or Affiliate, including without limitation, any business or activity conducted on or in the Freeport Real Property prior to the Closing.

                  (vi) any claims, damages or other liabilities of the Parent or Acquisition, or any of their respective Affiliates, sustained or incurred by the Parent or Acquisition, or any of their Affiliates, arising out of or in any way related to the encroachment of the Improvements situated on the Property onto any easement on the Property, including particularly, but not by way of limitation, any such claims, damages or other liabilities (i) relating to the financing of the Property, or (ii) by reason of any claim against the Parent or Acquisition, or any of their Affiliates for the removal of any portion of said Improvements that encroach on any easements on the Property, or for the removal of said Improvements, including costs, attorneys' fees, and expenses incurred in connection therewith that are not covered by the Title Policy. The foregoing covenant shall survive the Closing until the earlier of the occurrence of any one of the following: (A) the financing by the Parent or Acquisition of the Property; (B) the removal from the Title Policy of any exception related to such encroachment; or (C) payment by the Company or the Members for the removal from the easement of any encroaching Improvements, up to but not exceeding $200,000. Notwithstanding the foregoing, to the extent that items (A)-(C) of this Section 9.02(a)(vi) have not yet occurred within two (2) years following the Closing, the covenant set forth in this Section 9.02(a)(vi) shall terminate upon payment by the Company or the Members to Parent or Acquisition the cost not to exceed $200,000, of removing any encroachments, as set forth in a bid by a firm, acceptable to both Parent and the Company, engaged to estimate the cost of removing said encroachments.

         (b) The Members, the Company and their respective Affiliates, officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Parent for any and all Losses actually suffered or incurred by any Indemnified Party (including, without limitation, any Action brought or otherwise initiated by any of them), arising out of or resulting from:

                  (i) the inaccuracy of any representation or warranty made by the Parent and Acquisition contained in the Acquisition Documents; and

                  (ii) the breach of any covenant or agreement by the Parent or Acquisition contained in the Acquisition Documents.

         (c) To the extent that an Indemnifying Party's undertakings set forth in this Section 9.02 may be unenforceable, such Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by an Indemnified Party.

         (d) All claims for indemnification against the Members, the Company, the Parent or Acquisition, as the case may be (an "Indemnifying Party"), under any provision of this Article IX shall be asserted and resolved as follows:

                  (i)  In  the  event  of any  claim  or  demand  for  which  an
Indemnifying  Party  would be liable  for  Losses to the  Persons  specified  in
Section 9.02(a) or (b), as applicable, (each an "Indemnified Party") which is asserted against or sought to be collected from such Indemnified Party by a Person other than the Parent, Acquisition, the Company or the Members ("Third Party Claim"), the Indemnified Party shall deliver a Claim Notice (as defined below) with reasonable promptness to the Indemnifying Party after the Indemnified Party has actual notice of the Third Party Claim. The failure by any Indemnified Party to provide the Indemnifying Party with the Claim Notice required by the preceding sentence shall not impair the Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. The Indemnifying Party shall notify the Indemnified Party within thirty (30) days of receipt of the Claim Notice ("Notice Period") whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  (ii) If the Indemnifying  Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.02(d), then the Indemnifying Party shall have the right to defend, at its sole cost and expense, and, except as provided in the following sentence, through counsel of its choice reasonably acceptable to the Indemnified Party such Third party Claim by all appropriate proceedings, which proceedings shall be diligently defended by the Indemnifying Party to a final conclusion or shall be settled at the discretion of the Indemnifying Party (with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld), so long as the Indemnified Party is fully released with respect to such Third Party Claim. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party and the Indemnifying Party does not provide separate counsel reasonably acceptable to the Indemnified Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. Assumption by the Indemnifying Party of the defense of such Third Party Claim will not constitute an admission by the Indemnifying Party that the claim or litigation is one for which the Indemnifying Party is required to indemnify the Indemnifying Party under this Article IX. The Indemnifying Party shall have full control of such defense and proceedings; provided, however, that the Indemnified Party may at the sole cost and expense of the Indemnifying Party, file during the Notice Period any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in Section 9.02(d)(iii) hereof, if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, however, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate in the judgment of the Indemnified Party and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim or any cross-complaint against any Person (other than the Indemnified Party). The Indemnified Party may, at its sole cost and expense, participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.02(d)(ii).

                  (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party pursuant to Section 9.03(d)(i), or if the Indemnifying Party gives such notice but fails to defend the Third Party Claim, then the Indemnified Party will have the right (but not the obligation) to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously defended by the Indemnified Party or will be settled at the discretion of the Indemnified Party. The Indemnified Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and relating to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the forgoing provisions of this Section 9.02(d)(iii), if the Indemnifying Party has notified the Indemnified Party with reasonable promptness that the Indemnifying Party disputes, or reserves its rights to dispute, its liability to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.02(d)(iii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.02(d)(iii), but the Indemnifying Party will bear its own costs and expenses with respect to such participation. Regardless of whether the Indemnifying Party defends a Third Party Claim on behalf of the Indemnified Party or participates in the defense thereof, the Indemnified Party and the Indemnifying Party shall reasonably cooperate with each other in all material respects in connection with the defense for such Third Party Claim. Each Indemnified Party shall furnish such information regarding itself and the Third Party Claim as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense thereof. No Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), unless such settlement provides a release of the Indemnified Party for such claim.

                  (iv) In the event any Indemnified Party should have a claim for Losses against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party shall deliver an Indemnity Notice (as defined below) with reasonable promptness to the Indemnifying Party after the Indemnified Party has actual notice of such claim. The failure by any Indemnified Party to give the notice referred to in the preceding sentence shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. The Indemnifying Party and the Indemnified Party agree to proceed in good faith to negotiate a resolution of any dispute relating to such a claim for Losses within sixty (60) days following receipt of any Indemnity Notice. If any such claim is not resolved within the foregoing period, the parties may pursue any available remedies.

                  (v) The term "Claim Notice" shall mean written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to
Section 9.02(d)(i), enclosing a copy of all papers served, if any, and specifying the nature of and alleged basis for such Third Party Claim and, to the extent then feasible, the alleged amount or the estimated amount of such Third Party Claim.

                  (vi) The term "Indemnity Notice" shall mean written notification of a claim for indemnity (which claim does not involve a Third Party Claim) by an Indemnified Party to an Indemnifying Party pursuant to
Section 9.02(d)(iv) hereof, specifying the nature of and specific basis for such claim and, to the extent then feasible, the amount or the estimated amount of such claim.

                  (vii) Any estimated amount of a claim submitted in a Claim Notice or an Indemnity Notice shall not be conclusive of the final amount of such claim.

                  (viii) Notwithstanding any other provision hereof, any contest or claim for indemnification under Article VII shall be governed by the procedures of such Article VII and not by the provisions of this Section 9.03.

                  (ix)  In   connection   with  each  Third  Party  Claim,   the
Indemnifying   Party  shall  obligated  to  provide  only  one  counsel  to  all
Indemnified Parties.

         (e) (i) The terms and provisions set forth in this Section 9.02 shall constitute the sole rights and remedies of the parties for money damages in respect of any inaccuracies of representations or warranties or any breaches of covenants or agreements contained in this Agreement.

                  (ii) In the event of a claim pursuant to Section 9.02(a)(v), the Parent agrees, to the extent practical, to seek recovery for the related Losses first from any products liability insurance providing coverage to the Parent therefor, and then from the Escrow Shares (as defined in the Escrow Agreement), prior to collection of such Losses from the Members; provided, however, the foregoing provision shall in no way limit or restrict any actions or proceedings by the Parent against any Indemnifying Party, including without limitation the Members, to the extent the Parent deems, in its discretion, such actions or proceedings to be necessary to preserve, maintain or enforce any of its rights against any Indemnifying Party.

         SECTION 9.03.  Limits on Indemnification.

         (a) No amount shall be payable by any  Indemnifying  Party  pursuant to
Section 9.02(a) or (b) unless and until the aggregate amount of Losses indemnifiable under Section 9.02(a) or (b) exceeds $300,000 and the Indemnifying Party shall indemnify the Indemnified Party to the full extent of such Losses up to but not to exceed $3,000,000.

         (b) The limitations set forth in Sections 9.03(a) shall not apply with respect to any Losses suffered or incurred by the Parent in connection with (i) the representations contained in Sections 3.01, 3.04, 3.16, 3.21 and 3.24, and
(ii) the representations, covenants and indemnities contained in Article VII, and the Members shall fully indemnify the Parent for any such Losses from the first dollar of such Losses to the full extent of such Losses.

         (c) The amount of any indemnification obligation of an Indemnifying Party shall be reduced by an amount equal to the value of the net Tax benefit actually received by the Indemnified Party (to be calculated at the highest marginal rate then applicable to the Indemnified Party) with respect to any loss or other item the payment of which by an Indemnified Party shall produce a deduction or an addition to basis for federal income tax purposes, such benefit to be offset to the extent that the payment is treated as taxable income or results in a reduction in basis to the Indemnified Party. No Indemnified Party shall take any action or omit to take any action the primary purpose of which is to avoid the application of this Subsection 9.03(c); provided, however, that each Indemnified Party shall be permitted to engage in its own tax planning, notwithstanding that the effect of such tax planning is to cause this Subsection 9.03(c) to be inapplicable.

         (d) Notwithstanding any provision of this Agreement to the contrary, the amount of any indemnification obligation of the Parent under this Article IX shall be paid by the Parent solely in shares of the Parent's Common Stock, which for such purposes shall be valued at $24.00 per share.

         (e) The $300,000 limitation set forth in Section 9.03(a) shall not apply with respect to any Losses suffered or incurred by the Parent or Acquisition or any of their respective Affiliates in connection with the claims, damages or other liabilities described in Section 9.02(a)(vi) of this Agreement, and the Company and the Members shall fully indemnify the Parent or Acquisition for such Losses to the full extent of such Losses.

         SECTION 9.04. Security for Members' Agreement to Indemnify. To secure the Members' obligations to indemnify the Parent and Acquisition hereunder, at the Closing, the Members shall deposit 10% of the shares of the Parent's Common Stock received by them at the Closing with City National Bank of Baton Rouge (or such other financial institution acceptable to the Parent), as escrow agent, to be held and released in accordance with the terms of the Escrow Agreement. Such escrowed funds and shares and right of set-off, however, shall not be the Parent's exclusive remedies hereunder, and nothing herein shall preclude the assertion by the Parent of any other right or remedies in respect of the foregoing agreements on indemnity.


                                    ARTICLE X

                                     WAIVER

         SECTION 10.01. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         SECTION 11.01. Solidary Obligation of Members. The obligations of the Members under this Agreement shall be solidary; provided the maximum liability of each such Member shall not exceed a percentage of all amounts owing by the Members hereunder equal to 125% of a fraction of which the numerator is the percentage membership interest in the Company owned by such Member immediately prior to the Closing Date and the denominator is 100%.

         SECTION 11.02. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 11.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy (confirmed by telephone within 24 hours following receipt thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

(a)      if to the Members or the Company:

         Bradford J. Brower
         851 South Freeport Industrial Parkway
         Clearfield, Utah  84015
         Telecopy:  (801) 773-6185
         Telephone: (801) 773-7300

         with a copy to:

         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         1000 Kearns Building
         136 South Main Street
         Salt Lake City, Utah  84101
         Attention:  Nolan S. Taylor, Esq.
         Telecopy:  (801) 359-8256
         Telephone: (801) 320-6700

         and

(b)      if to the Parent or Acquisition:

         The Shaw Group Inc.
         11100 Mead Road
         Baton Rouge, Louisiana  70816
         Attention:  Bret M. Talbot
         Telecopy:  (504) 296-1199
         Telephone:  (504) 296-1140
         with a copy to:

         Kantrow, Spaht, Weaver & Blitzer
         (A Professional Law Corporation)
         Suite 300, City Plaza
         445 North Boulevard
         P.O. Box 2997
         Baton Rouge, Louisiana 70821-2997
         Attention:  J. Michael Robinson, Jr., Esq.
         Telecopy:         (504) 343-0637
         Telephone:        (504) 383-4703

         and

         Fulbright & Jaworski, L.L.P.
         1301 McKinney, Suite 5100
         Houston, Texas  77010-3095
         Attention:  William H. Caudill, Esq.
         Telecopy:         (713) 651-5246
         Telephone:        (713) 651-5151

         SECTION 11.04. Public Announcements. Except to the extent that the Members or Parent believes on the advice of counsel that public disclosure is required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 11.05. Headings; Construction. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The provisions of this Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto.

         SECTION 11.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 11.07. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

         SECTION 11.08. Assignment. This Agreement may be assigned by any party hereto, but such assignment shall not release or discharge the assigning party from its obligations hereunder.

         SECTION 11.09. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         SECTION 11.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties hereto or (b) by a waiver in accordance with Section 10.01.

         SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana, applicable to contracts executed in and to be performed entirely within that state.

         SECTION 11.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 11.14. Legal Advice. Each party hereto represents and warrants to the other party that he, she or it has consulted attorneys, accountants and tax advisors of their own choosing concerning the legal, financial and tax consequences of this Agreement

         SECTION  11.15.  Remedies Not  Exclusive.  Subject to the provisions of
Section 9.02 (e), no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or not or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver of the right to pursue other available remedies.

         IN  WITNESS  WHEREOF,   the  Members,   the  Company,  the  Parent  and
Acquisition have caused this Agreement to be executed as of the date first written above, the corporate parties represented herein by their respective officers thereunto duly authorized.

THIS PURCHASE AND SALE AGREEMENT IS NOT A PROSPECTUS AND ANY OFFERING OF THE SHARES OF COMMON STOCK OF THE SHAW GROUP INC., COVERED BY THIS AGREEMENT IS NOT A PUBLIC OFFERING. RECIPIENTS OF SUCH SHARES WILL NOT BE ENTITLED TO BRING A CAUSE OF ACTION FOR RESCISSION UNDER SECTION 12(2) OF THE SECURITIES ACT OF 1933 FOR AN UNTRUE STATEMENT OF A MATERIAL FACT OR FOR THE FAILURE TO STATE A MATERIAL FACT.

                                        COMPANY:
                                        FREEPORT PROPERTIES, L.C.

                                        By: -----------------------------
                                             Name: Bradford J. Brower
                                             Title:

                                        MEMBERS:

                                        ---------------------------------
                                        Bradford J. Brower (56%)

                                        ---------------------------------
                                        Donald Robertson (18%)

                                        ---------------------------------
                                        Robert Schroeder (16%)

                                        ---------------------------------
                                        M. Russell Ballard (8%)

                                        ---------------------------------
                                        Greg R. Cowley (2%)

                                        PARENT:

                                        THE SHAW GROUP INC.

                                        By:______________________________
                                             Name:_______________________
                                             Title:______________________

                                        ACQUISITION:

                                        SAON PROPERTIES, INC.

                                        By:______________________________
                                             Name:_______________________
                                             Title:______________________